Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FIRST QUARTER 2008 RESULTS

First Quarter Highlights

•                  First quarter 2008 AFFO per share of $0.35.

•                  Strong liquidity position with $312 million of available liquidity at March 31, 2008.

•                  $12.44 diluted GAAP book value per common share.

•                  Ratings on several classes of NorthStar secured term notes affirmed during the first quarter.  NorthStar has never had a negative ratings action on any class of debt issued by NorthStar.

•                  NorthStar has no direct exposure to single family housing and subprime mortgage markets.

NEW YORK, NY, May 8, 2008 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended March 31, 2008.

NorthStar reported adjusted funds from operations (“AFFO”) for the quarter of $0.35 per share versus $0.39 per share for the first quarter 2007.  AFFO for the first quarter 2008 was $24.2 million, compared to $24.8 million for the first quarter 2007.  Net income available to common stockholders for the first quarter 2008 was $195.3 million, or $3.14 per share, compared to $6.4 million, or $0.10 per share for first quarter 2007.  NorthStar generated revenues of $99.7 million for the first quarter 2008, representing an increase of approximately 18% over the first quarter 2007.

During the first quarter 2008, NorthStar adopted SFAS 159 — “Fair Value Option for Financial Assets and Financial Liabilities”.  As a result, NorthStar recorded a cumulative effect adjustment on January 1, 2008 increasing stockholders’ equity and minority interest by $306 million, and recorded income of $215 million in the first quarter 2008 relating to SFAS 159.  NorthStar does not include unrealized gains and losses in its reported AFFO and therefore AFFO excludes gains and losses from applying SFAS 159 to its financial statements.

At March 31, 2008, diluted GAAP book value per common share was $12.44.  For the quarter ended March 31, 2008, NorthStar generated a 22.8% return on average common book equity, excluding general and administrative expenses, and 15.4% inclusive of these corporate costs. For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer commented, “This quarter NorthStar continued to be patient with its capital, maintaining a strong liquidity position while aggressively managing credit across our asset base.  We have consistently stated in the past that being prudent with capital deployment while aggressively managing liquidity is our priority in uncertain markets, and that is still the case.  Short term interest rates have decreased significantly this year compared to the fourth quarter of 2007 which is principally the cause of slightly lower earnings compared to prior periods.  However, we believe the best way to deliver long-term excess returns to our shareholders is to be cautious and patient with our liquidity rather than investing to meet short term earnings targets.  We continue to believe the best investment opportunities we have seen in years will occur later this year.”

Mr. Hamamoto continued, “One of our key initiatives is to monetize a portion or all of our healthcare net lease portfolio, which currently generates an approximate 12% return on equity on our approximately $200 million equity investment.  Freeing up this lower-return capital to recycle into attractive high-teens return opportunities later this year should bolster NorthStar’s overall returns and mitigate the impact of low interest rates on our earnings.  We are in the second phase of this process and expect to generate liquidity from these assets later this year.”

Investment Summary

NorthStar did not commit to or fund any new real estate loan investments during the quarter.  The Company funded $58 million relating to prior period loan commitments and received $63 million in proceeds from loan repayments during the quarter.  The Company invested in $4 million of securities and received $18 million of proceeds from securities payoffs and sales.  The Company invested in $4 million of healthcare net lease properties during the quarter.  NorthStar’s Monroe Capital joint venture, which primarily makes secured first lien loans to middle market companies, committed to $15 million of investments during the quarter and received $25 million from loan syndications, payoffs and principal amortization.

As of March 31, 2008, NorthStar had approximately $7.1 billion of assets under management.

Financing and Risk Management

At March 31, 2008, NorthStar had $462 million outstanding under its $1.2 billion of committed on-balance sheet secured revolving credit facilities and had no outstanding principal balance under its $100 million unsecured credit facility.  Total available liquidity at March 31, 2008 was approximately $312 million, including $239 million of unrestricted cash, cash equivalents, and undrawn equity liquidity on its credit facilities, and $73 million of uninvested cash in its secured term financings.  At March 31, 2008, the average cost of NorthStar’s on-balance sheet senior and subordinate debt was 5.03%.

At March 31, 2008, the weighted average first and last dollar loan-to-value of NorthStar’s real estate loans was 25.4% and 79.9%, respectively.  The average credit rating of NorthStar’s real estate securities was BBB/Baa2 and the net leased assets were fully leased with a weighted average remaining lease term of 9.2 years.  The Company has no direct exposure to the single family housing and subprime mortgage markets.

As of March 31, 2008, NorthStar had no non-performing assets. NorthStar’s securities portfolio had 15 upgrades representing $73 million of assets and six downgrades representing $45 million of assets during the first quarter.  Since the beginning of first quarter 2008, Fitch affirmed the ratings on all classes of notes issued by N-Star V, VI, VIII and IX, four of NorthStar’s commercial real estate term financings.  NorthStar has never had a negative ratings action on any class of debt issued by NorthStar.  As of May 7, 2008, NorthStar had no non-performing assets and no assets were delinquent with respect to principal or interest payments.

NorthStar’s “watch list” totaled $96.6 million at March 31, 2008, representing just 2.1% of total assets. NorthStar conducts a comprehensive review of its entire asset base each quarter.  Based on these quarterly reviews, assets are added to or removed from the watch list, and are evaluated for impairment and the need for credit loss reserves.  Since inception, NorthStar has had a total of $143.6 million of assets on the watch list, of which $47.0 million have successfully been resolved without losses and the balance remains on the watch list.  For the first quarter, NorthStar added to its watch list three commercial real estate loans totaling $38.1 million and no assets were removed.  In addition, NorthStar took a $0.8 million credit loss provision against a $19.5 million first mortgage asset backed by two multi-family properties located in Texas which has been on the watch list since third quarter 2007.  Two of the assets added this quarter totaling $27.3 million are first mortgage loans, and one is a $10.8 million mezzanine loan.  All of NorthStar’s watch list assets are paying currently; however, the weaker collateral performance supporting the loans requires intensive portfolio management attention.

Andrew C. Richardson, chief financial officer and treasurer stated, “NorthStar continues to aggressively manage credit in its asset base in order to pro-actively protect our capital.  In this continuing difficult capital markets environment we have committed even more company resources to managing risk and liquidity.  Our watch list is an internal metric that we use to ensure that the entire organization is focused on what we view to be the highest priority risk management focus assets.  Its increase is consistent with and reflects the more challenging credit environment that exists in our sector.  Our portfolio management team is comprised of real estate professionals who have operated through several real estate cycles and we will continue to dedicate resources to protect our capital in this environment.”

Mr. Richardson continued, “During the quarter we also reduced our non-discretionary funding requirements for the remainder of 2008.  Our only non-discretionary liquidity needs relate to future funding commitments in our loans.  Based upon leverage currently available in our secured term financings and credit facilities, NorthStar has approximately $60 million of cash needs relating to future funding commitments for the remainder of 2008, equal to 25% of unrestricted cash on hand and undrawn availability on our unsecured credit facility as of March 31, 2008.”

Subsequent Events

On May 7, 2008, NorthStar completed a recapitalization of its middle market corporate lending venture known as Monroe Capital.  As part of the recapitalization, a sophisticated institutional investor with experience in middle market lending invested approximately $87 million of cash equity capital into the business and the lender under two consolidated revolving credit facilities totaling $800 million of capacity and having $423 million of outstandings at March 31, 2008, reduced the outstanding net debt balance by approximately $43 million.  The lender termed out the remaining indebtedness in the form of a private collateralized loan obligation (“CLO”) match funding the underlying assets.  NorthStar also contributed its ownership in approximately $43 million of CLO equity interests which are part of the Monroe venture into the recapitalized entity.  Upon completion of the recapitalization transaction, the new investor became the manager of the assets, NorthStar deconsolidated its interest in the venture and prospectively will use the equity method of accounting for the investment.  Because Monroe Capital will no longer manage the assets, NorthStar will no longer include the underlying middle market corporate loans in its reported assets under management.  NorthStar expects that the book gain from the lender’s reduction of total indebtedness will be offset by sales of certain underlying loan assets at prices below their former carrying values.

NorthStar’s only remaining debt maturity for the remainder of 2008 is a $350 million secured credit facility which reaches its initial maturity in August 2008.  The facility, which has $39 million outstanding balance as of March 31, 2008, may be extended for two additional one-year periods provided NorthStar is in compliance with the credit agreement.

Dividends

On April 22, 2008, NorthStar announced that its Board of Directors declared a cash dividend of $0.36 per share of common stock, payable with respect to the quarter ended March 31, 2008.  The dividend is expected to be paid on May 15, 2008 to shareholders of record as of the close of business on May 5, 2008.

At March 31, 2008, NorthStar had 70,162,589 total shares and operating partnership units outstanding, and $51 million of minority interest relating to its operating partnership.  Book value per diluted common share was $12.44.  For a calculation of book value per diluted common share, please refer to the table on the following pages.

Earnings Conference Call

NorthStar will hold a conference call to discuss first quarter 2008 financial results on Thursday May 8, 2008, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a March 31, 2008 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-218-0713, or for international callers, by dialing 303-262-2191.

A replay of the call will be available one hour after the call through Thursday May 15, 2008 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11113100.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues and other income:
Interest income	$63,705	$58,304
Interest income – related parties	3,761	2,965
Rental and escalation income	28,957	19,332
Advisory and management fee income – related parties	2,330	1,421
Other revenue	976	2,232
Total revenues	99,729	84,254
Expenses:
Interest expense	54,947	47,557
Real estate properties – operating expenses	2,048	1,942
Asset management fees – related parties	2,106	645
Provision for loan loss	750	—
General and administrative:
Salaries and equity based compensation (1)	11,730	8,791
Auditing and professional fees	2,441	2,705
Other general and administrative	3,883	3,203
Total general and administrative	18,054	14,699
Depreciation and amortization	9,938	6,590
Total expenses	87,843	71,433
Income from operations	11,886	12,821
Equity in (loss)/earnings of unconsolidated ventures	(178)	16
Unrealized gain (loss) on investments and other	212,075	(7,291)
Realized gain (loss) on investments and other	10	2,541
Income from continuing operations before minority interest	223,793	8,087
Minority interest in operating partnership	(23,044)	(376)
Minority interest in joint ventures	(245)	—
Income from continuing operations	200,504	7,711
Income (loss) from discontinued operations, net of minority interest	—	(48)
Net income	200,504	7,663
Preferred stock dividends	(5,231)	(1,313)
Net income available to common stockholders	$195,273	$6,350
Net income per share from continuing operations (basic/diluted)	$3.14	$0.10
Income per share from discontinued operations (basic/diluted)	—	—
Gain on sale of discontinued operations and joint venture interest (basic/diluted)	—	—
Net income available to common stockholders	$3.14	$0.10
Weighted average number of shares of common stock:
Basic	62,243,736	61,329,675
Diluted	69,589,079	64,126,691

(1)  The three months ended March 31, 2008 and 2007 include $6,991 and $3,731 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS:
Cash and cash equivalents	$139,485	$153,829
Restricted cash	188,702	202,295
Operating real estate – net	1,133,284	1,134,136
Available for sale securities, at fair value	453,260	549,522
Collateral held by broker	13,576	12,746
Real estate debt investments, net	2,011,885	2,007,022
Corporate loan investments	430,218	457,139
Investments in and advances to unconsolidated ventures	32,394	33,143
Receivables, net of allowance of $0 and $1 in 2008 and 2007, respectively	24,376	32,141
Unbilled rents receivable	6,448	5,684
Deferred costs and intangible assets, net	89,029	126,677
Other assets	39,561	78,448
Total assets	4,562,218	4,792,782
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	911,207	912,365
Exchangeable senior notes, measured at fair value as of March 31, 2008	144,546	172,500
Bonds payable, measured at fair value as of March 31, 2008	1,121,174	1,654,185
Credit facilities	462,045	501,432
Secured term loan	423,667	416,934
Liability to subsidiary trusts issuing preferred securities, measured at fair value as of March 31, 2008	135,686	286,258
Repurchase obligations	—	1,864
Securities sold, not yet purchased, at fair value	13,506	12,856
Obligations under capital leases	3,564	3,541
Accounts payable and accrued expenses	33,862	34,893
Escrow deposits payable	60,342	65,445
Derivative liability, at fair value	83,497	49,280
Other liabilities	40,040	40,695
Total liabilities	3,433,136	4,152,248
Minority interest in operating partnership	50,864	7,534
Minority interest in joint ventures	14,920	14,961
Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share,7,600,000 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 62,303,625 and 61,719,469 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	623	617
Additional paid-in capital	602,100	595,418
Retained earnings (deficit)	323,668	(40,075)
Accumulated other comprehensive loss	(104,465)	(179,293)
Total stockholders’ equity	1,063,298	618,039
Total liabilities and stockholders’ equity	$4,562,218	$4,792,782

	Three Months Ended March 31,
	2008	2007
Funds from Operations:
Income from continuing operations before minority interest	$223,793	$8,087
Minority interest in joint ventures	(245)	—
Income from continuing operations before minority interest in operating partnership	223,548	8,087
Adjustments:
Preferred stock dividends	(5,231)	(1,313)
Depreciation and amortization	9,938	6,590
Funds from discontinued operations	—	22
Real estate depreciation and amortization – unconsolidated ventures	247	249
Funds from Operations	$228,502	$13,635

Adjusted Funds from Operations:
Funds from Operations	$228,502	$13,635
Straight-line rental income, net	(757)	(324)
Straight-line rental income, discontinued operations	—	10
Straight-line rental income, unconsolidated ventures	(46)	(60)
Amortization of equity-based compensation	6,991	3,731
Fair value lease revenue (SFAS 141 adjustment)	(306)	(176)
Unrealized (gains)/losses from mark-to-market adjustments	(214,558)	8,010
Unrealized (gains)/losses from mark-to-market adjustments, unconsolidated ventures	4,355	—
Adjusted Funds from Operations	$24,181	$24,826

FFO per share of Common Stock	$3.28	$0.21
AFFO per share of Common Stock	$0.35	$0.39

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time and, in the case of AFFO, equity based compensation. Additionally, FFO and AFFO serve as measures of our operating performance because they facilitate evaluation of our company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•                  normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)
($ in thousands)

	Three Months Ended March 31, 2008		Annualized(2)
Adjusted Funds from Operations (AFFO)	$24,181		$96,724	(A)

Plus: General & Administrative Expenses	18,054
Plus: General & Administrative Expenses from Unconsolidated Ventures	595
Less: Equity-Based Compensation and Straight-Line Rent included in G&A	6,995
AFFO, excluding G&A	35,835		143,340	(B)

Average Common Book Equity & Operating Partnership Minority Interest(1)	$628,494	(C)

Return on Average Common Book Equity (including G&A)	15.4	% (A)/(C)
Return on Average Common Book Equity (excluding G&A)	22.8	% (B)/(C)

(1)

Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)	Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A and one-time items)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization
($ in thousands)

	Lending	Net Lease	Securities	Corporate Debt/Other	Total
AFFO, Pre-G&A	$14,706	$6,860	$9,453	$4,816	$35,835
Annualized (A)	58,824	27,440	37,812	19,264	143,340
Average Common Book Equity and Operating Partnership Minority Interest (B)(1)	498,485	147,329	(44,816)	27,496	628,494
Allocated Cumulative Mark-To-Market Adjustments for Assets, Liabilities and Interest Rate Swaps	(180,221)	(17,804)	151,187	15,826	(31,012)
Accumulated Depreciation and Amortization	—	60,538	—	—	60,538
Average Common Book Equity and Operating Partnership Minority Interest Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization(C)(1)	$318,264	$190,063	$106,371	$43,322	$658,020

ROE, Net (A/B)	11.8%	18.6%	NM	70.1%	22.8%
ROE, Gross (A/C)	18.5%	14.4%	35.5%	44.5%	21.8%

(1)

Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

First Quarter Funded Securities Investment Statistics
($ in thousands)

Amount
Invested
CMBS (investment grade)	$4,465
Total	$4,465

First Quarter Funded Corporate Loan Statistics
($ in thousands)

Corporate
Loans
Amount Funded	$15,000
Weighted Average Yield	8.53%
Weighted Average all in spread / margin(1)	5.50%
% First Lien	100.0%
% Second Lien	0.0%

(1)	Based on average quarterly one-month LIBOR rate during the quarter.

Management Fees From Secured Term Debt Financings at March 31, 2008
($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets(1)	Senior	Subordinate	Total	Revenue
N-Star I	$319,906	0.15%	0.20%	0.35%	$1,120
N-Star II	334,764	0.15%	0.20%	0.35%	1,172
N-Star III	404,682	0.15%	0.20%	0.35%	1,416
N-Star IV	400,062	0.15%	0.20%	0.35%	1,400
N-Star V	495,971	0.15%	0.20%	0.35%	1,736
N-Star VI	450,000	0.15%	0.25%	0.40%	1,800
N-Star VII	553,110	0.15%	0.20%	0.35%	1,936
N-Star VIII	900,200	0.15%	0.25%	0.40%	3,601
N-Star IX(2)	803,569	0.15%	0.25%	0.40%	3,214

Total	$4,662,264				$17,395

(1)	Represents March 31, 2008 asset value per Trustee Statement.
(2)	N-Star IX is owned by NorthStar Real Estate Securities Opportunity Fund and the Company directly receives the fees relating to this term debt transaction.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$1,202	0.1%	0.1%
1997	54,743	3.7%	3.8%
1998	117,000	8.0%	11.8%
1999	49,645	3.4%	15.2%
2000	140,462	9.6%	24.8%
2001	98,000	6.7%	31.5%
2002	71,998	4.9%	36.4%
2003	128,094	8.7%	45.1%
2004	233,554	15.9%	61.0%
2005	340,501	23.2%	84.2%
2006	191,131	13.0%	97.2%
2007	42,954	2.8%	100.0%
Total	$1,469,284	100.0%

Securities Fund	819,980

Total CMBS	$2,289,265

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$86,538	4.1%
AA	42,044	2.0%
A	172,973	8.2%
BBB	1,065,191	50.2%
BB	438,985	20.7%
B	105,307	5.0%
Unrated	211,335	10.0%
Total	$2,122,373	100.0%

Securities Fund	819,980
Total CMBS	$2,942,353

Assets Under Management at March 31, 2008
($ in thousands)

	$	%
Investment grade securities	$2,117,815	30.0%
First mortgage(1)	1,433,957	20.3%
Non-investment grade securities	791,722	11.2%
Mezzanine and other subordinate loans	554,538	7.9%
Monroe - 1st lien loans	747,955	10.6%
Monroe - 2nd lien loans & CLO equity	122,611	1.7%
Non-investment grade net lease(2)	1,005,993	14.3%
Investment grade net lease(2)	276,109	4.0%
Total(3)	$7,050,700	100.0%

(1)	Includes $252 million of junior participations in first mortgages.
(2)	Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.
(3)	Includes $4.3 billion on balance sheet and $2.8 billion off balance sheet investments.

Book Value Rollforward
($ in thousands, except per share data)

	$	Per Share
Common book value at December 31, 2007 (diluted)	$384,201	$5.70
Cumulative effect adjustment - FAS159	306,231	4.54
Net income to common stockholders and minority interest, excluding non-cash mark to market items included in net income	8,112	0.12
Mark to market adjustments included in net income:
Securities fund	(4,355)	(0.06)
Exchangeable senior notes	1,130	0.02
Secured debt liabilities	291,502	4.32
Trust preferred debt	32,768	0.49
Securities held at market value under FAS159	(81,126)	(1.20)
Swaps and other hedges	(29,716)	(0.44)
Mark to market adjustments in other comprehensive income and minority interest:
Effective hedges	(5,136)	(0.08)
Available for sale securities	(12,907)	(0.19)
Dividends and distributions paid to common stockholders and minority interest	(25,187)	(0.36)
Accretion/(dilution) from additional shares issued during quarter (1)	7,273	(0.42)
Total net increases/(decreases)	488,589	6.74
Common book value at March 31, 2008 (diluted)	$872,790	$12.44

(1)                     Related to issuance of common stock in from DRIP and DSTT plan and amortization of LTIP units.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772